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                                                                    Exhibit 23.2

                              ARTHUR ANDERSEN LLP

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-15361 of our report included in Signature Resorts, Inc.'s Form 8-K filed on May 30, 1997, as amended by Signature Resorts, Inc.'s Form 8-K/A filed on July 29,1997 and our report included in Signature Resorts, Inc.'s Form 8-K filed on September 9, 1997, as amended by Signature Resorts Inc.'s Form 8-K/A filed on October 10, 1997 and as amended by Signature Resorts Inc.'s Form 8-K/A filed on October 22, 1997, and to all references to our Firm included in this Registration Statement.

                                                             Arthur Andersen LLP

November 7, 1997,
 Orlando, Florida